UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 24, 1999

                                 Tektronix, Inc.
             (Exact name of registrant as specified in its charter)


            OREGON                        1-4837                 93-0343990
(State or other jurisdiction of        (Commission             (IRS Employer
 incorporation or organization)         File Number)         Identification No.)

     26600 SW PARKWAY WILSONVILLE, OREGON                    97070-1000
   (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (503) 627-7111


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report)

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Item 5. Other Events

     On June 24, 1999, Tektronix, Inc. announced that its Board of Directors unanimously approved a plan to separate into two independent publicly traded companies. One will be comprised of Tektronix' Measurement Business Division, and the other will contain the Color Printing and Imaging Division. Jerry Meyer, who is currently the chairman, president and chief executive officer of Tektronix, Inc., will become chief executive officer of the new color printing and imaging company. Carl Neun, currently the chief financial officer of Tektronix, Inc., will become the chief executive officer of the measurement company. Both Meyer and Neun will continue in their current positions at Tektronix until the separation is complete. Rick Wills, currently president of the Measurement Business Division, will become president of the measurement company, and Gerry Perkel, currently president of CPID, will become president of the new color printing and imaging company. In addition, Tektronix announced that it intends to sell or find a strategic alliance for its Video and Networking Division, excluding the VideoTele.com business unit. The news release is attached as Exhibit 99.

Item 7. Financial Statements and Exhibits

        Exhibit No.       Description
            99            News release dated June 24, 1999

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Tektronix, Inc.


                                       By: JAMES F. DALTON
                                           -------------------------------------
Date:  June 30, 1999                       Vice President, General Counsel
                                           and Secretary


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                                 EXHIBIT INDEX

        Exhibit No.       Description
        -----------       -----------

            99            News release dated June 24, 1999